SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report: May 25, 2001

Group 1 Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-6355 (Commission File Number)	52-0852578 (IRS Employer Identification Number)

4200 Parliament Place, Suite 600, Lanham, Maryland (Address of principal executive offices)	20706-1844 (Zip Code)

(301) 918-0400 (Registrant’s telephone number, including area code)

Items 2. Acquisition or Disposition of Assets.

     On May 11, 2001, Group 1 Software, Inc., a Delaware corporation (“Group 1”), and Hotdata, Inc. A Delaware corporation (“Hotdata”) entered into an Agreement for the Purchase and Sales of Assets, filed, herewith, pursuant to which Group 1 has purchased specifically identified assets and assumed specifically identified liabilities of Hotdata (the “Purchase”) as of May 11, 2001. In consideration for the Purchase, Group 1 has delivered $2,000,000 in cash.. The cash consideration for the acquisition was paid from Group 1’s working capital and it is anticipated that future payments will also be made from working capital. Group 1 will account for the transaction as an asset purchase.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

a)	Financial Statements.

The required financial statements will be filed as soon as practical, but not later than 60 days after the filing of this 8k report.

b)	Pro Forma Financial Statements

The required pro forma financial statements will be filed as soon as practicable, but not later than 60 days after the filing of this Form 8-K report.

(1)	Press release, May 14, 2001, issued by the Registrant.

(10.60)	Agreement for the purchase and sale of assets by and between HotData, Inc. and Group 1 Software, Inc. dated May 11, 2001.

Item 8. Not Applicable.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Group 1 Software, Inc. By —————————————— Name: Mark D. Funston Title: Chief Financial Officer

Date: May 25, 2001 3

EXHIBIT INDEX

Exhibit No.	Description

(1)	Press release, dated May 14, 2001 issued by the Registrant.

(10.60)	Agreement for purchase and sale of assets by and between HotData, Inc. and Group 1 Software, Inc. dated May 11, 2001.

4